Exhibit 3.3

                               FIRST AMENDMENT TO
                LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF
                          BIORAL NUTRIENT DELIVERY, LLC

     This FIRST AMENDMENT LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this "Amendment") of Bioral Nutrient Delivery, LLC, a Delaware limited liability company (the "Company") is entered into as of the 31st day of March, 2003, by BioDelivery Sciences International, Inc., a Delaware corporation, as the managing member of the Company (the "Managing Member").

     WHEREAS, the Company is governed by that certain Limited Liability Company Agreement, dated January 8, 2003, by and among the Managing Member and the other signatories thereto (the "Agreement");

     WHEREAS, pursuant to Section 10.8 of the Agreement, amendments to the Agreement may be made only by the Managing Member;

     WHEREAS, the Managing Member desires to (i) retire 1,514,138 Class B Shares held by the Managing Member, and (ii) increase the number of Class B Shares underlying the MM Option; and

     WHEREAS, the Managing Member desires to enter into this Amendment in order to memorialize such transactions.

     NOW, THEREFORE, in light of the foregoing and intending to be legally bound, the Managing Member hereby amends the Agreement as follows:

     1. Capitalized Terms. Unless otherwise defined herein, all capitalized terms used but not defined herein shall have the meanings ascribed such terms in the Agreement.

     2. Retirement of Class B Shares. The Managing Member hereby returns to the Company for retirement 1,514,138 Class B Shares. As of the date hereof, such Class B Shares shall be deemed to no longer be outstanding. Schedule A to the Agreement is hereby deleted in its entirety and replaced by Schedule A-1 attached hereto, which schedule sets forth the amount of Membership Shares and resulting Percentage Interest of each Member as of the date hereof. Schedule A-1 is also amended to reflect certain administrative changes thereto.

     3. Increase in MM Option. Section 3.10(a) of the Agreement is hereby deleted in its entirety and replaced with the following provision in lieu thereof:

     "(a) The Company hereby grants to the Managing Member an option (the "MM Option") to purchase, in whole or in part, and from time to time in any amounts, for the period beginning January 8, 2003 and ending January 8, 2008 (the "Option Period"), an aggregate of 4,185,000 Class B Shares at a purchase price throughout the Option Period of $0.01 per Class B Share."

     4. Distributions. Section 4.2 of the Agreement is amended by renumbering paragraph "(b)" thereof as paragraph "(c)" and adding the following new paragraph "(b)" thereto:

     "(b) Second, to the Members, pro rata, to the extent such Members have a positive Capital Account balance, an amount equal to such Member's positive Capital Account balance; and"

     5. No Further Amendment. Except as amended hereby, the Agreement remains unchanged and in full force and effect.




                            [Signature Page Follows]

     IN WITNESS WHEREOF, the Managing Member has duly executed this Amendment as of the date first set forth above.



                              BIODELIVERY SCIENCES INTERNATIONAL, INC.


                              By:  /s/ Francis E. O'Donnell, Jr.
                                     -------------------------------------
                                     Name:  Francis E. O'Donnell, Jr.
                                     Title:    Chairman, President and CEO






                             [Schedule A-1 Follows]


                                                      SCHEDULE A-1

                          Names, Contact Information and Membership Shares Held by the Members

------------------------------------------------ ------------------------------------------- --------------------------

           Name/Contact Information                  Number/Class of Membership Shares          Percentage Interest
------------------------------------------------ ------------------------------------------- --------------------------
BioDelivery Sciences International, Inc.
c/o UMDNJ - New Jersey Medical School
Administrative Building 4                                     708,586/Class A                         94.972%
185 South Orange Avenue                                      7,085,862/Class B
Newark, New Jersey 07103
------------------------------------------------ ------------------------------------------- --------------------------

Raphael Mannino
c/o UMDNJ - New Jersey Medical School
Administrative Building 4
185 South Orange Avenue                                       125,000/Class B                         1.523%
Newark, New Jersey 07103
------------------------------------------------ ------------------------------------------- --------------------------

Susan Gould-Fogerite
c/o UMDNJ - New Jersey Medical School
Administrative Building 4                                      75,000/Class B                         0.914%
185 South Orange Avenue
Newark, New Jersey 07103
------------------------------------------------ ------------------------------------------- --------------------------

Donald L. Ferguson
c/o Land Dynamics, Inc.
11719 Old Ballas Road
St. Louis, MO 63141                                            75,000/Class B                         0.914%
------------------------------------------------ ------------------------------------------- --------------------------

Ellenoff Grossman & Schole LLP
370 Lexington Avene, 19th Floor                                37,500/Class B                         0.457%
New York, NY 10017
------------------------------------------------ ------------------------------------------- --------------------------

James A. McNulty
4419 W. Sevilla Street                                         20,000/Class B                         0.244%
Tampa, FL 33629
------------------------------------------------ ------------------------------------------- --------------------------

Susan G. Bonitz
21 Sleepy Hollow Drive                                         20,000/Class B                         0.244%
Flemington, NJ 08822
------------------------------------------------ ------------------------------------------- --------------------------

Mauro Bove
Via Sudafrica 20                                               20,000/Class B                         0.244%
00144 Rome Italy
------------------------------------------------ ------------------------------------------- --------------------------

Christopher Chapman
800 Falls Lake Drive                                           20,000/Class B                         0.244%
Mitchellville, MD 20720
------------------------------------------------ ------------------------------------------- --------------------------

Samuel S. Duffey
P.O. Box 3379                                                  20,000/Class B                         0.244%
Sarasota, Florida
------------------------------------------------ ------------------------------------------- --------------------------

TOTAL                                                708,586 Class A/7,498,362 Class B                 100%
------------------------------------------------ ------------------------------------------- --------------------------


                                                           A-1